SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2015 (December 19, 2014)

ON4 COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34297	98-0540536
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
25 West Easy Street Simi Valley, CA 93065 (805) 760-8274
(Address and Telephone Number of Principal Executive Offices)

Suite 1704—1188 West Pender Street Vancouver, BC, Canada V6E0A2
(Previous Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ON4 COMMUNICATIONS, INC.

Form 8-K

Current Report

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation

Effective March 5, 2015, Mr. Clayton Moore (“Mr. Moore”) resigned from his position as the current President, Chief Executive Officer, Chief Financial Officer and as a member of the Board of Directors of On4 Communications, Inc. (the “Company”). Mr. Moore’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, practices, or otherwise.

Effective January 2, 2015, Mr. Ryan Madson (“Mr. Madson”) resigned from his position as the current Chief Operating Officer, Chief Marketing Officer, Secretary, and Treasurer and as a member of the Board of Directors of the Company. Mr. Madson’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, practices, or otherwise.

Effective December 19, 2014, Mr. Steve Allmen (“Mr. Allmen”) resigned from his position as a member of the Board of Directors of the Company. Mr. Allmen’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, practices, or otherwise.

Appointment

On March 5, 2015, Mr. Timothy J. Owens (“Mr. Owens”) was appointed to serve as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Director of the Company to serve until the next annual meeting and until his successor is duly appointed. On March 5, 2015, Mr. Owens accepted such appointment.

On March 16, 2015, Mr. Steve Dallas (“Mr. Dallas”) was appointed to serve as the Secretary and Director of the Company to serve until the next annual meeting and until his successor is duly appointed. On March 16, 2015, Mr. Dallas accepted such appointment.

The biography for Mr. Owens and Mr. Dallas are set forth below:

Timothy J. Owens, 60, was educated in electrical engineering and computer science. Mr. Owens has held several licenses including S.E.C. securities licenses (3,6,7), Insurance (Life, Disability, Property & Casualty), holds Real-Estate (Broker & Appraisal) and held Radio Telephone First Class License with F.C.C. For 15 years, Mr. Owens has continued his academic education in Bio-Engineering and High Performance Computing (HPC). Mr. Owens received award letters for academic achievement in engineering from the oval office(s) of the President of the United States under two different presidents in 1976, 1977 & 1978.

During the past 30 years, Mr. Owens has been a Real Estate Broker and Senior Appraiser at Timothy J. Owens & Associates. From November 1, 2012 to January 15, 2015, Mr. Owens was also the CEO, President, and a director of Drinks Americas, Inc., a publically traded company (symbol: DKAM). As a development engineer in electronics and medical devices and C.E.O. of QT5, Inc. (OTC company), Mr. Owens designed and received clearance through the F.D.A., 510 K medical device system a 2 minute HIV 1&2 point of care test based on a hand held vacuum controlled lateral flow system, a 5 panel Drugs of Abuse urine test, 8 panel urine based sexually transmitted disease test with specimen isolation. Mr. Owens received approvals and oversaw from inception to national retail rollout “NICO WATER” a nicotine based 500 ml. smoking replacement water with all national approvals. Mr. Owens also worked with the National Institute of Health (NIH) and was awarded 2 development and Licensing Contracts. In his over 40 years in business Mr. Owens has served as Founder & CEO of Video and RFID Engineering Services and a Medical Device Company. Mr. Owens has served as CEO in 2 publicly traded (OTC) companies and has been a consultant with fortune 500 software & hardware design and manufacturing companies for WYMAX to WIFI Video wireless transmission, DOCSIS II Compliant systems with embedded video verification for Home Land Security projects. Mr. Owens has also held governmental security clearances for Department of Homeland Security as sub-contractor.

Steve Dallas, 56, has been in a leader in the financial services industry for over 27 years. Founding, funding and on the board of directors of several financial services and Beverage firms, Steve brings a wealth of leadership and management skills to the Company. For the last 5 years Steve have been the head of Dallas Financial, a finance and consultancy firm. Steve has also been for the past several years in the Alcohol and Beverage import and distribution industry where he has been on the board of a major national distributor of fine tequilas and spirits, Drinks Americas, Inc.. In 1981, Steve founded First Franklin Financial Corporation (“First Franklin”) in San Jose, CA which became the second largest mortgage bank in California. Steve sold First Franklin to National City Bank in 1998, and today First Franklin operates as one of our nation’s largest sub-prime mortgage lenders with in excess of 12,000 employees. In conjunction with Lehman Brothers, Steve founded United Capital Leasing Corporation in 1996, providing growth for small-to-medium sized US businesses by funding their equipment needs. In 1996, Steve’s Lakeway Land Development purchased 2,500 acres from Ross Perot’s Hillwood Development obtaining all local, state and federal entitlements prior to selling the project to Credit Suisse First Boston in 1998. Steve has also written numerous articles for national publications in the financial services community. In 1979, Steve obtained his Bachelor’s degree in Economics and Business from Wittenberg University in Springfield, Ohio, where he was also a member of the football team and national fraternity.

 Family Relationships

Mr. Owens and Mr. Dallas are not related to any Officer or Director of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

ITEM 8.01. OTHER EVENTS

The Company has changed its principal executive office address to 25 West Easy Street, Simi Valley, CA 93065. The telephone number of the Company is (805) 760-8274.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON4 COMMUNICATIONS, INC.
Date: March 20, 2015	By:	/s/ Timothy J. Owens
Timothy J. Owens
Chief Executive Officer & President